                                                                       EXHIBIT 8

                       O'SULLIVAN GRAEV & KARABELL, LLP

                             30 ROCKEFELLER PLAZA
                              NEW YORK, NY 10112
                                ---------------
                                 212 408-2400
                            FACSIMILE 212 408-2420
                              CABLE "APPLELAW NY"

                                        February 7, 1996

Heartland Wireless
 Communications, Inc.
903 North Bowser, Suite 140
Richardson, Texas 75081

                    Heartland Wireless Communications, Inc.
                      13% Series B Senior Notes Due 2003
                    ---------------------------------------

Dear Sirs:

          We have acted as counsel for Heartland Wireless Communications, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement of the Company on Form S-4, as amended (File No. 33-91930) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Registration Statement.

          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering the opinions set forth below. As to certain questions of fact material to the opinions contained herein, we have relied upon certificates or statements of officers of the Company and certificates of public officials. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies.

          Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth therein, we are of the opinion that the discussion in the Registration Statement entitled "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" fairly presents the material Federal income tax considerations relevant to the exchange of Old Notes for New Notes pursuant to the Exchange Offer.
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                        O'SULLIVAN GRAEV & KARABELL,LLP


Heartland Wireless Communications, Inc.
February 7, 1996
Page 2


          We know that we are referred to under the heading "Legal
Matters" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as
Exhibit 8 thereto.


                                        Very truly yours,

                                        /s/ O'Sullivan Graev & Karabell, LLP